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                                                                     Exhibit 4.1
















                             SECURFONE AMERICA, INC.


                             1997 STOCK OPTION PLAN




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                             SECURFONE AMERICA, INC.

                             1997 STOCK OPTION PLAN

                                TABLE OF CONTENTS
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
1.       Purpose.......................................................................................1

2.       Definitions...................................................................................1

3.       Shares Available under the Plan...............................................................3

4.       Option Rights.................................................................................3

5.       Transferability...............................................................................4

6.       Adjustments...................................................................................5

7.       Fractional Shares.............................................................................5

8.       Withholding Taxes.............................................................................5

9.       Participation by Employees or Consultants of a Less-Than-80-Percent Subsidiary................5

10.      Certain Terminations of Employment or Other Services, Hardship and
         Approved Leaves of Absence....................................................................6

11.      Foreign Participants..........................................................................6

12.      Administration of the Plan....................................................................6

13.      Amendments and Other Matters..................................................................7

14.      Termination of the Plan.......................................................................7

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                             SECURFONE AMERICA, INC.
                             1997 STOCK OPTION PLAN
                                (August 27, 1997)

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       1. PURPOSE. The purpose of this Plan is to attract and retain key employees of, and advisors and consultants providing valuable services to, Securfone America, Inc., a Delaware corporation (the "Corporation"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

       2. DEFINITIONS. As used in this Plan,

          "BOARD" means the Board of Directors of the Corporation.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means the committee described in Section 12(a) of this Plan.

          "COMMON STOCK" means (i) shares of the common stock, par value $.001 per share, of the Corporation and (ii) any security into which shares of Common Stock may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.

          "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights shall become effective, which shall not be earlier than the date as of which the Board takes action with respect thereto.

          "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

          "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

          "MARKET VALUE PER SHARE" on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date. For the purpose of determining Market Value per Share, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or any similar system of automated dissemination of quotations of securities prices in

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common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

       If none of clauses (i), (ii) or (iii) is applicable, the Market Value per Share shall be the price at which one could reasonably expect a share of Common Stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Such Market Value shall be that which has currently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of Common Stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is publicly traded and which are engaged in similar businesses, the effect of transfer restrictions to which the Common Stock may be subject under law and under the applicable terms of any contract governing such stock, the absence of a public market for the Common Stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. If the Market Value to be used was thus fixed more than sixteen months prior to the day as of which Market Value is being determined, it shall in any event be no less than the book value of the Common Stock at the end of the most recent period for which financial statements of the issuer are available.

          "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-Qualified Option.

          "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

          "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

          "OPTION RIGHT" means the right to purchase shares of Common Stock from the Corporation upon the exercise of a Nonqualified Option or a Tax-Qualified Option granted pursuant to Section 4 of this Plan.

          "PARTICIPANT" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time a key employee (including, without limitation, a key employee who is also a member of the Board), advisor or consultant of the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

          "RULE 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.


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                "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

                "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

       3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 6 of this Plan, the number of shares of Common Stock issued or transferred and covered by outstanding Option Rights granted under this Plan shall not in the aggregate exceed 1,000,000 shares of Common Stock, which may be shares of Common Stock of original issuance or shares of Common Stock held in treasury or a combination thereof. For the purposes of this Section 3, shares of Common Stock covered by any Option Rights granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other Option Rights granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividend equivalents are paid thereon.

       4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                (a) Each grant shall specify the number of shares of Common Stock to which it pertains; provided, however, that no Participant shall be granted Incentive Stock Options to purchase shares of Common Stock with an aggregate market value in excess of $100,000 in any one fiscal year of the Corporation.

                (b) Each grant shall specify an Option Price per Common Share, which, in the case of cash Incentive Stock Option, shall be equal to or greater than the Market Value per Share on the Date of Grant.

                (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted shares of Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate (including, without limitation, any form of consideration authorized under Section 4(d) below) on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

                (d) On or after the Date of Grant of any Nonqualified Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price

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is paid in whole or in part by means of the form of consideration specified in this Section 4(d), the shares of Common Stock received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risk of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that any such risk of forfeiture or restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the Optionee.

                (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

                (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

                (g) Each grant shall specify the period or periods of continuous service as a key employee, officer or consultant by the Optionee to the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

                (h) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-Qualified Options or combinations thereof.

                (i) Any grant of a Nonqualified Option may provide for the payment to the Optionee of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis or may provide that any dividend equivalents shall be credited against the Option Price.

                (j) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

                (k) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by an officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

       5. TRANSFERABILITY. (a) No Option Right or other "derivative security" (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

                (b) Any grant of Option Rights made under this Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Corporation upon the exercise thereof shall be subject to further restrictions upon transfer.

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       6. ADJUSTMENTS. The Committee may make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Option Rights, the Option Prices per Common Share applicable thereto, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (iii) any corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Option Rights under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Option Rights so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any grant of Option Rights under this Plan that the Optionee may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the Optionee will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the number of shares of Common
Stock specified in Section 3, and the number of shares of Common Stock specified in Section 4(a), of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 6.

       7. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

       8. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

       9. PARTICIPATION BY EMPLOYEES OR CONSULTANTS OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant of Option Rights to be made hereunder to a Participant who is an employee or consultant of a Less-Than-80-Percent Subsidiary, regardless of whether the Participant is also employed or engaged as a consultant by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the shares of Common Stock that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such grant of Option Rights may be evidenced by an agreement between the

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Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

       10. CERTAIN TERMINATIONS OF EMPLOYMENT OR OTHER SERVICES, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service as an employee, officer, advisor or consultant by reason of death, disability, normal retirement, or early retirement with the consent of the Corporation, termination of employment or service as an employee, officer, advisor or consultant to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable or any shares of Common Share that are subject to any transfer restriction pursuant to Section 5(b) of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any grant of Option Rights under this Plan.

       11. FOREIGN PARTICIPANTS. In order to facilitate the making of any grant of Option Rights under this Plan, the Committee may provide for such special terms for grants of Option Rights to Participants who are foreign nationals, or who are employed or engaged as consultants by the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local tax, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that in no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.

       12. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by a committee of not less than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved in writing by the members of the Committee, shall be the acts of the Committee.

                (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing a grant of Option Rights, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

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       13. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee; provided, however, that except as expressly authorized by this Plan, no such amendment shall increase the number of shares of Common Stock specified in Section 3 of this Plan, increase the number of shares of Common Stock specified in Section 4(a) of this Plan, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3, without the further approval of the stockholders of the Corporation.

                (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Option Rights granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new Option Rights hereunder, which may or may not cover the same number of shares of Common Stock as had been covered by the cancelled Option Rights, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled Option Rights not been granted.

                (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

                (d) (i) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; provided, however, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

                        (ii) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

       14. TERMINATION OF THE PLAN. No further awards shall be granted under this Plan after the passage of 10 years from the date on which this Plan is first approved by the stockholders of the Corporation.

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